Filed Pursuant to Rule 424(b)(3)
Registration No. 333-178333 and
Nos. 333-178333-01 through 333-178333-12

Prospectus Supplement No. 16

(To Prospectus dated December 29, 2011)

Horizon Lines, Inc.

Common Stock, Warrants, 6.00% Series A Convertible Secured Notes due 2017 and 6.00%

Series B Mandatorily Convertible Secured Notes due 2017

This Prospectus Supplement No. 16 supplements and amends the prospectus dated December 29, 2011, as supplemented by Prospectus Supplement No. 1 dated January 12, 2012, Prospectus Supplement No. 2 dated January 30, 2012, Prospectus Supplement No. 3 dated February 24, 2012, Prospectus Supplement No. 4 dated March 28, 2012, Prospectus Supplement No. 5 dated April 11, 2012, Prospectus Supplement No. 6 dated April 13, 2012, Prospectus Supplement No. 7 dated April 24, 2012, Prospectus Supplement No. 8 dated May 7, 2012, Prospectus Supplement No. 9 dated May 9, 2012, Prospectus Supplement No. 10 dated June 7, 2012, Prospectus Supplement No. 11 dated July 6, 2012, Prospectus Supplement No. 12 dated July 18, 2012, Prospectus Supplement No. 13 dated July 27, 2012, Prospectus Supplement No. 14 dated August 2, 2012 and Prospectus Supplement No. 15 dated August 7, 2012 (collectively referred to herein as the “Prospectus”).

This prospectus supplement is being filed to include the information set forth in our Current Report on Form 8-K dated August 28, 2012, which is attached hereto.

This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

See “Risk Factors” beginning on page 18 of the Prospectus dated December 29, 2011, for a discussion of certain risks that you should consider prior to investing in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is August 28, 2012.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012

HORIZON LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 27, 2012, the Board of Directors (the “Board”) of Horizon Lines, Inc. (the “Company”) adopted a rights plan (the “Rights Plan”) intended to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby preserve the current ability of the Company to utilize certain net operating loss carryovers and other tax benefits of the Company and its subsidiaries (the “Tax Benefits”). If the Company experiences an “ownership change,” as defined in Section 382 of Code, the Company’s ability to fully utilize the Tax Benefits on an annual basis will be substantially limited, and the timing of the usage of the Tax Benefits and such other benefits could be substantially delayed, which could therefore significantly impair the value of those assets. The rights plan is intended to act as a deterrent to any person or group acquiring (including through the acquisition of warrants) “beneficial ownership” of 4.9% or more of the “outstanding share” (as described below) of common stock, par value $0.01 per share, of the Company (“Common Stock”), without the approval of the Board. The description and terms of the Rights (as defined below) applicable to the rights plan are set forth in the 382 Rights Agreement, dated as of August 27, 2012 (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, as Rights Agent.

The Rights. As part of the Rights Agreement, the Board authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of Common Stock to stockholders of record at the close of business on September 7, 2012. Each Right entitles the holder to purchase from the Company a unit consisting of one ten-thousandth of a share (a “Unit”) of Series A Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at a purchase price of $8.00 per Unit, subject to adjustment (the “Purchase Price”). Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including the right to vote or to receive dividends in respect of Rights. The issuance of the Rights alone does not cause any change in the number of shares deliverable upon the exercise of the Company’s outstanding warrants or convertible notes, or the exercise price or conversion price (as applicable) thereof.

Acquiring Person; Exempt Persons; Exempt Transactions. Under the Rights Agreement, an “Acquiring Person” is any person or group of affiliated or associated persons (a “Person”) who is or becomes the beneficial owner of 4.9% or more of the “outstanding shares” of Common Stock other than as a result of repurchases of stock by the Company, dividends or distributions by the Company or certain inadvertent actions by stockholders. For purposes of calculating percentage ownership under the Rights Agreement, “outstanding shares” of Common Stock include all of the shares of common stock actually issued and outstanding, as well as all of the shares of common stock issuable upon the exercise of all outstanding warrants (whether or not such warrants are currently exercisable). Beneficial ownership is determined as provided in the Rights Agreement and generally includes, without limitation, any ownership of securities a Person would be deemed to actually or constructively own for purposes of Section 382 of the Code or the Treasury Regulations promulgated thereunder. In addition, securities “beneficially owned” by any Person will include all of the shares of Common Stock that such Person would have had the right to acquire had such Person been a U.S. Citizen (as such term is defined in the Company’s Restated Certificate of Incorporation), including all of the shares that may be acquired upon the exercise of any warrants held by such Person if such Person had been a U.S. Citizen. The Rights Agreement provides that the following shall not be deemed an Acquiring Person for purposes of the Rights Agreement: (i) the Company or any subsidiary of the Company and any employee benefit plan of the Company, or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; or (ii) any person that, as of August 27, 2012, is the beneficial owner of 4.9% or more of the shares of

Common Stock outstanding (such person, an “Existing Holder”) unless and until such Existing Holder acquires beneficial ownership of additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock) or warrants in an amount in excess of 0.5% of the “outstanding shares” of Common Stock.

The Rights Agreement provides that a Person shall not become an Acquiring Person for purpose of the Rights Agreement in a transaction that the Board determines is exempt from the Rights Agreement, which determination shall be made in the sole and absolute discretion of the Board, upon request by any Person prior to the date upon which such Person would otherwise become an Acquiring Person, including, without limitation, if the Board determines that (i) neither the beneficial ownership of shares of Common Stock by such Person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger the availability to the Company of the Tax Benefits or (ii) such transaction is otherwise in the best interests of the Company.

Exercise of Rights; Distribution of Rights. Initially, the Rights will not be exercisable and will be attached to all Common Stock representing shares then outstanding, and no separate Rights certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and become exercisable and a distribution date (a “Distribution Date”) will occur upon the earlier of (i) 10 business days (or such later date as the Board shall determine) following a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer, exchange offer or other transaction that, upon consummation thereof, would result in a person or group of affiliated or associated persons becoming an Acquiring Person.

Until the Distribution Date, Common Stock held in book-entry form or, in the case of certificated shares, Common Stock certificates will evidence the Rights and will contain a notation to that effect. Any transfer of shares of Common Stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred on the books and records of the Rights Agent as provided in the Rights Agreement.

If on or after the Distribution Date, a person or group of persons is or becomes an Acquiring Person, each holder of a Right, other than certain Rights including those beneficially owned by the Acquiring Person (which will have become void), will have the right to receive upon exercise Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price.

In the event that, at any time following the first date of public announcement that a person has become an Acquiring Person or that discloses information which reveals the existence of an Acquiring Person or such earlier date as a majority of the Board becomes aware of the existence of an Acquiring Person (any such date, the “Stock Acquisition Date”), (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) other than pursuant to a pro rata dividend and/or distribution to all of the then current holders of Common Stock, 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price.

Exchange. At any time following the Stock Acquisition Date and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, for Common Stock or Preferred Stock at an exchange ratio of one share of Common Stock, or one ten-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Expiration. The Rights and the Rights Agreement will expire on the earliest of (i) 5:00 P.M. New York City time on August 27, 2015, (ii) the time at which the Rights are redeemed or exchanged pursuant to the Rights Agreement, (iii) the date on which the Board determines that the Rights Agreement is no longer necessary for the preservation of material valuable Tax Benefits or is no longer in the best interest of the Company and its stockholders, and (iv) the beginning of a taxable year to which the Board determines that no Tax Benefits may be carried forward.

Redemption. At any time until the earlier of (A) the Distribution Date or (B) the expiration date of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Anti-Dilution Provisions. The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). Generally, no adjustments to the Purchase Price of less than 1% will be made.

Amendments. Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date, including, without limitation, to change the expiration date to another date, including an earlier date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement.

The Rights Agreement has been attached as an exhibit to this Current Report on Form 8-K. This summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Plan, on August 27, 2012, the Board approved and adopted an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Amended Bylaws”). Section 6.7 of the Amended Bylaws requires any Person who, after acquiring beneficial ownership of Common Stock, is the beneficial owner of 4.9% or more of the Company’s “outstanding shares” of Common Stock, to deliver written notice of that fact to the Company within one business day after the date of such acquisition. Such notice also must contain all information that would be required to be disclosed on a Schedule 13D except that the definition of “Beneficial Ownership” contained in the Rights Agreement will be substituted for the definition of “beneficial ownership” that otherwise would be applicable to Schedule 13D and the rules, regulations and interpretations relating thereto. The Amended Bylaws are designed to enhance the Company’s ability to monitor beneficial ownership levels under the Rights Plan.

The Amended Bylaws became effective on August 28, 2012. The Amended Bylaws are attached as an exhibit to this Current Report on Form 8-K and are incorporated herein by reference.

In addition, in connection with the adoption of the Rights Agreement, the Board approved a Certificate of Designation, Preferences and Rights of Series A Participating Preferred Stock, par value $0.01 per share of Horizon Lines, Inc. (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of the State of Delaware on August 27, 2012. The Certificate of Designation is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Second Amended and Restated Bylaws of Horizon Lines, Inc.

3.2	Certificate of Designation, Preferences and Rights of Series A Participating Preferred Stock of Horizon Lines, Inc.

4.1	Rights Agreement, dated as of August 27, 2012, by and between Horizon Lines, Inc. and American Stock Transfer & Trust Company, as Rights Agent

99.1	Press Release, dated August 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.

Date: August 28, 2012	By:	/s/ Michael T. Avara
		Name:	Michael T. Avara
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

3.1	Second Amended and Restated Bylaws of Horizon Lines, Inc.

3.2	Certificate of Designation, Preferences and Rights of Series A Participating Preferred Stock of Horizon Lines, Inc.

4.1	Rights Agreement, dated as of August 27, 2012, by and between Horizon Lines, Inc. and American Stock Transfer & Trust Company, as Rights Agent

99.1	Press Release, dated August 28, 2012

Exhibit 3.1

HORIZON LINES, INC.

Incorporated under the laws

of the State of Delaware

SECOND AMENDED AND RESTATED BYLAWS

Effective as of August 28, 2012

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3.19	Preferred Directors.	18
3.20	Lead Independent Director.	18

ARTICLE IV OFFICERS		18
4.1	Principal Officers.	18
4.2	Subordinate Officers.	19
4.3	Multiple Capacities.	19
4.4	Resignation, Removal and Vacancies.	19
4.5	Compensation.	19
4.6	Powers and Duties.	20
4.7	Chairperson.	20
4.8	The President and the Chief Executive Officer.	20
4.9	The Chief Financial Officer.	21
4.10	The Chief Operating Officer.	21
4.11	The Secretary.	22
4.12	The Treasurer.	22
4.13	The Controller.	22
4.14	Senior Vice Presidents.	23
4.15	Vice Presidents.	23

ARTICLE V CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.		23
5.1	Execution of Documents.	23
5.2	Deposits.	23
5.3	Surety Bonds.	23
5.4	Proxies with Respect to Stock or Other Securities of Other Corporations.	24

ARTICLE VI STOCK		24
6.1	Certificates of Stock.	24
6.2	Transfer of Shares.	24
6.3	Lost, Stolen, Destroyed or Mutilated Certificates.	25
6.4	Fixing Date for Determination of Stockholders of Record.	25
6.5	Registered Stockholders.	26
6.6	Dividends.	26
6.7	Beneficial Ownership Reports.	26

ARTICLE VII INDEMNIFICATION AND ADVANCEMENT		28

ARTICLE VIII GENERAL PROVISIONS		29
8.1	Electronic Transmission.	29
8.2	Fiscal Year.	29
8.3	Corporate Seal.	29
8.4	Section Headings.	29
8.5	Inconsistent Provisions.	29

ARTICLE IX AMENDMENTS		29

ii

ARTICLE X EFFECTIVE DATE	30

iii

SECOND AMENDED AND RESTATED

BYLAWS

OF

HORIZON LINES, INC.

ARTICLE I

OFFICES

1.1	Registered Office.

The registered office of Horizon Lines, Inc. (the “Corporation”) in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, 19801, and the registered agent in charge thereof shall be National Corporate Research, Ltd.

1.2	Other Offices.

The Corporation may also have an office or offices at any other place or places within or outside the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1	Place of Meetings.

An annual or special meeting of stockholders shall be held at such place, either within or without of the State of Delaware, as may be determined by the party who or which has called or requested such meeting in accordance with these Bylaws (the “Initiating Party”). In addition, the Initiating Party may, in its, his or her sole discretion, determine that an annual or special meeting of stockholders shall not be held at any place, but instead shall be held solely by means of remote communication in accordance with Section 2.18 of this Article II. If the place of any annual or special meeting of stockholders is not so fixed or otherwise determined, it shall be held at the registered office of the Corporation in the State of Delaware.

2.2	Annual Meetings.

The annual meeting of stockholders for the election of directors and the transaction of such other proper business as may be brought before the meeting shall be held on such date after the close of the Corporation’s fiscal year (commencing with the close of the Corporation’s fiscal year ended December 25, 2005), and at such place, if any, date, and time, as the Board of Directors (or any duly authorized committee thereof) may from time to time determine.

2.3	Special Meetings.

Unless otherwise required by applicable law or by the certificate of incorporation of the Corporation, as the same exists or may hereafter be amended or otherwise supplemented from time to time and including any certificates of designation filed with the Secretary of State of the State of Delaware from time to time in accordance with the terms thereof (the “Certificate of Incorporation”), special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairperson of the Board, if any, or (ii) the Secretary of the Corporation at the request in writing of (a) the Board of Directors or (b) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meeting. Such request shall state the place, date, time, and purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of such meeting (or any supplement thereto) provided in accordance with Section 2.4 hereof.

2.4	Notice of Meetings.

Whenever stockholders are required or permitted to take any action at a meeting, a timely written notice or electronic transmission (as defined in Section 7.1 of Article VII), in the manner provided in the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or supplemented from time to time (the “DGCL”), of the meeting, which shall state the place, if any, date and time of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed, via United States mail, postage prepaid, or transmitted electronically by the Secretary of the Corporation (or, in addition to the Secretary, the Chairperson of the Board, if any), to each stockholder of record entitled to notice of such meeting and to vote at such meeting. Such notice shall also specify the place where, or the electronic network on which, the list of the stockholders entitled to vote at the meeting shall be available for examination in accordance with Section 2.12 of this Article II. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, such notice of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to notice of such meeting and to vote at such meeting.

2.5	Waiver of Notice.

Whenever notice is required to be given of a meeting of stockholders, a written waiver, signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person entitled to notice of a meeting of stockholders at such meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any such waiver of notice.

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2.6	Quorum.

Unless otherwise provided by applicable law or the Certificate of Incorporation, at each meeting of stockholders, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; provided, however, that where a separate vote by a class or series or classes or series is required with respect to a matter, the holders of a majority of the voting power of the outstanding shares of such class or series or classes or series of capital stock of the Corporation, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at such meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, in the manner provided in Section 2.7 hereof, until a quorum shall be present or represented by proxy.

2.7	Adjournment.

At any meeting of stockholders, if less than a quorum be present, a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn such meeting to reconvene at the same or some other place, and notice need not be given of such reconvened meeting if the time and place of the reconvened meeting are announced at the meeting that has been adjourned. At the reconvened meeting, any business may be transacted that might have been transacted at the meeting that has been adjourned. Notwithstanding the foregoing, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the adjournment shall be given, in accordance with the requirements of Section 2.4 hereof, to each stockholder of record entitled to notice of and to vote at the reconvened meeting.

2.8	Voting.

Unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority in voting power of the Corporation’s capital stock represented at such meeting and entitled to vote on such question, voting as a single class. Unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, at any meeting of stockholders for the election of directors, directors shall be elected in accordance with Section 3.3 of Article III hereof. Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at any meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock held by such stockholder represented at such meeting and entitled to vote on such question or in such election. Such votes may be cast in person or by proxy as provided in Section 2.9 of this Article II. The Board of Directors, in its discretion, or the chairperson of the meeting, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

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2.9	Proxies, etc.

(a)	Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons in writing to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such written proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i)	A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii)	A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such telegram or cablegram, provided that any such telegram or cablegram must either set forth or be submitted with information from which it can be determined that the telegram or cablegram was authorized by the stockholder. If it is determined that such telegrams or cablegrams are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

(iii)	Any copy, facsimile telecommunication or other reliable reproduction of the writing, telegram or cablegram authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing, telegram or cablegram for any and all purposes for which the original writing, telegram or cablegram could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing, telegram or cablegram.

(b)

Shares of capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for purposes of determining whether the stockholders of the Corporation present in person or represented by proxy at a meeting of stockholders of the Corporation constitute a quorum for the transaction of business at such meeting; provided, however, that nothing in the foregoing shall be construed as limiting the right of the Corporation

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to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.10	Action by Written Consent Prohibited.

Any action required or permitted to be taken at any meeting of stockholders may be taken only upon the vote of stockholders at a meeting duly noticed and called in accordance with the DGCL and these Bylaws and may not be taken by written consent of stockholders without a meeting.

2.11	Nature of Business at Meetings of Stockholders.

(a)	No person shall be nominated for election as a director at, and no business shall transacted at, an annual meeting of stockholders, unless the proposed nomination of such person, or the proposal of such business to be so transacted, is (i) specified in the notice of meeting (or any supplement thereto) given in accordance with Section 2.4 at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before such meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before such meeting by any stockholder of the Corporation (x) who complies with the requirements set forth in the last sentence of this Section 2.11(a) and (y) who is a stockholder of record on the date of its giving of the notice provided for in such last sentence and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting. In addition to any other applicable requirements, for a person to be nominated by a stockholder for election as a director, or for any business to be proposed by a stockholder to be transacted, at an annual meeting of stockholders, such stockholder must have given timely notice thereof, as specified in Section 2.11(c) hereof, in proper written form, as specified in Section 2.11(e) hereof, to the Secretary of the Corporation and, in the case of any such proposal for the transaction of business, the business proposed must constitute a proper matter for stockholder action.

(b)

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or supplement thereto) may be made (1) by or at the direction of the Board of Directors (or a duly authorized committee thereof) or (2) provided that the Board of Directors (or a duly authorized committee thereof) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation (x) who complies with the requirements set forth in the last sentence of this Section 2.11(b) and (y) is a stockholder of record on the date of its giving of the notice referred to in such last sentence and on the record date for the determination of stockholders entitled to notice of and to vote at such special meeting. In addition to any other applicable requirements, for a person to be nominated by a stockholder for election as a director at a special meeting of stockholders at which directors are to

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be elected pursuant to the Corporation’s notice of meeting (or supplement thereto), such stockholder must have given timely notice thereof, as specified in Section 2.11(d) hereof, in proper written form, as specified in Section 2.11(e) hereof, to the Secretary of the Corporation.

(c)	To be timely, a stockholder’s notice referred to in Section 2.11(a) hereof shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the date (the “Reference Date”) which is (x) in the case of any annual meeting during the Corporation’s fiscal year ended December 29, 2006, and (y) in all later cases, the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting; provided, however, that, in the event that the date of the annual meeting is changed by more than thirty (30) days from the anniversary date of the previous year’s meeting (to the extent applicable), for the stockholder’s notice referred to in Section 2.12(a) hereof to be timely given, such notice must be delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice referred to in Section 2.12(a). Notwithstanding anything in this Section 2.11(c) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the applicable Reference Date, then a stockholder’s notice referred to in Section 2.11(a) shall be considered timely delivered, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. In no event shall any adjournment or postponement of any annual meeting of stockholders or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.11(c).

(d)

To be timely, a stockholder’s notice referred to in Section 2.11(b) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of the special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or supplement thereto) and not later than the close of business on the later of (x) the 90th day prior to such special meeting or (y) the 10th day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors (or a duly authorized committee thereof) to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period (or extend

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any time period) for the giving of a stockholder’s notice referred to in Section 2.11(b). In no event shall any adjournment or postponement of any special meeting of stockholders or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.11(d).

(e)	To be in proper written form, a stockholder’s notice referred to in Section 2.11(a) or (b) must also set forth:

(i)	the name and address of the stockholder and any Stockholder Associated Person (hereinafter defined);

(ii)	a representation that the stockholder or Stockholder Associated Person; intends to appear in person or by proxy at the meeting to make the nomination or bring up the business specified in the notice;

(iii)

as to each of the stockholder and all Stockholder Associated Persons, if any, (1) the class or series and number of shares of the Corporation which are directly or indirectly owned beneficially and of record by such stockholder or Stockholder Associated Person; (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person, and any other direct or indirect opportunity of such stockholder or Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation; (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or Stockholder Associated Person has a right to vote any shares of any security of the Corporation; (4) any short interest of such stockholder or Stockholder Associated Person in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (5) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (6) any performance-related fees that such stockholder or Stockholder Associated Person is entitled to receive, either directly or indirectly, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments; in each case, if any, such

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information shall be as of the date of such notice, (which information shall be supplemented by such stockholder as to itself and any Stockholder Associated Person not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); and (7) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding shares of the Corporation’s capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting of stockholders in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iv)

with respect to notice of an intent to make a nomination for the election or re-election of one or more directors, (1) the citizenship, date of birth and place of birth or each nominee; (2) a description of all arrangements or understandings between or among any of the stockholder, any Stockholder Associated Person, each nominee, and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (3) all information regarding each nominee that would be required to be disclosed in solicitations of proxies for election of directors in an election contest pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and undertakings during the past three years, and other material relationships, between such stockholder and any Stockholder Associated Person, if any, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder or Stockholder Associated Person were the “registrant” pursuant to Regulation S-K and if the nominee were a director or executive officer of such registrant; and (5) a completed and signed questionnaire, representation and agreement to furnish such information as may reasonably be required by the Corporation determine the eligibility of such proposed nominee to serve as an independent director of the Corporation, or that could be material to a

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reasonable stockholder’s understanding of the independence, or lack thereof, or such nominee.

(v)	with respect to notice of an intent to bring up any business other than a nomination of a director, a description of the business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and any interest of the stockholder or any Stockholder Associated Person, if any, in the business, including a description of all agreements, arrangements and understandings between or among any of the stockholder, any Stockholder Associated Person, if any, and any other person or persons (naming such person or persons) in connection with the proposal of such business.

“Stockholder Associated Person” shall mean, with respect to a stockholder, (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, including interests held by members of such stockholder’s immediate family sharing the same household, and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(f)

Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the chairperson of an annual or special meeting of stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before such meeting by a stockholder was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The chairperson of an annual or special meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that any nomination or business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he or she should so determine, he or she shall so declare to the meeting, and any such nomination or business not properly brought before the meeting shall not be made or transacted. Notwithstanding the other provisions of this Section 2.11, if neither the stockholder that proposed the nomination of a person for election as a director or the transaction of certain business at the annual or special meeting of stockholders, nor a qualified representative of the stockholder, appears at such meeting to present such nomination or transact such business in accordance with the stockholder’s notice given in accordance with Section 2.11(a) or (b), such nomination shall be disregarded, and such proposed business shall not be transacted, notwithstanding that proxies in respect of the vote thereon may have been received by the Corporation. For purposes of this Section 2.11, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic

9

transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(g)	Whenever used in these Bylaws, the term “public announcement” shall mean disclosure (a) in a press release publicly released by the Corporation, provided such press release is released by the Corporation in accordance with its customary procedures, or is reported by the Dow Jones News Service, Associated Press or a comparable national news service, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(h)	Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Compliance with this Section 2.11 shall be the exclusive means for a stockholder to make director nominations or submit other business, provided however, nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to the applicable rules and regulations promulgated under the Exchange Act, or (ii) of the holders of any series of Preferred Stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

2.12	List of Stockholders Entitled to Vote.

It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the Corporation’s stock ledger to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to any such meeting, during ordinary business hours, for a period of at least ten (10) days prior to such meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law.

2.13	Stock Ledger.

The stock ledger of the Corporation shall be the only evidence as to the names of the stockholders entitled under these Bylaws to examine the list required by Section 2.12 or to vote in person or by proxy at any meeting of stockholders.

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2.14	Chairperson of the Meeting.

Unless otherwise determined by the Board of Directors, at each meeting of the stockholders, one of the following shall act as chairperson of the meeting and preside thereat, in the following order of precedence: (a) the Chairperson of the Board (if any); (b) the Lead Independent Director (if any); (c) the Chief Executive Officer; (d) any member of the Board present at such meeting designated to act as chairperson of such meeting and preside thereat by the members of the Board present at such meeting; (e) the President; (f) the Chief Financial Officer, (g) the Chief Operating Officer; (h) the Treasurer; (i) one of the Senior Vice Presidents, in chronological order of their appointment to such office (with the first appointment to such office having the highest priority and so forth); and (j) one of the Vice Presidents, in chronological order of their appointment to such office (with the first appointment to such office having the highest priority and so forth).

2.15	Secretary of the Meeting.

Unless otherwise determined by the Board of Directors, at each meeting of the stockholders, the Secretary of the Corporation shall act as secretary of the meeting and keep the minutes thereof. In the absence of the Secretary or if such office shall be vacant, the chairperson of the meeting shall appoint a person to act as secretary of the meeting and keep the minutes thereof.

2.16	Conduct of Meetings.

The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

2.17	Inspectors of Elections.

(a)

Preceding any meeting of the stockholders, to the extent required by applicable law, the Board of Directors by resolution or the Chairperson of the Board, if any, or the Chief Executive Officer shall appoint one or more persons to act as inspectors at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. In the event no inspector or alternate inspector is able to act at a meeting of

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stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. In addition to the duties prescribed by applicable law, the inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspector.

(b)	In determining the shares represented and the validity and counting of proxies and ballots, each inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 211(e) or Section 212(c)(2) of the DGCL, any information provided pursuant to Section 211(a)(2)(B)(i) or (iii) of the DGCL, ballots, and the regular books and records of the Corporation, except that each inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If any inspector considers other reliable information for the limited purpose permitted by this paragraph, such inspector, at the time of the making of his or her certification referred to in Section 2.17(a), shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for such inspector’s belief that such information is accurate and reliable.

2.18	Remote Communication.

If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

1.	participate in a meeting of stockholders; and

2.	be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that

(a)	the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

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(b)	the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(c)	if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

BOARD OF DIRECTORS

3.1	General Powers.

Except as otherwise provided by applicable law, the Certificate of Incorporation, or these Bylaws, the business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

3.2	Number and Term of Office.

(a)	Subject to the provisions of the Certificate of Incorporation, the exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. Directors shall be elected pursuant to the provisions of the Certificate of Incorporation and these Bylaws. The term of each director shall be as specified in the Certificate of Incorporation and these Bylaws.

(b)	In all instances, a majority of the directors comprising the members of the Board of Directors (and each committee thereof) (or such greater portion thereof as may be necessary under the Maritime Laws (as defined below) in order for the Corporation to continue to qualify as a U.S. Citizen (as defined below) and, therefore, not cease to be qualified under the Maritime Laws to own and operate vessels in the coastwise trade of the United States), in each case as fully constituted, shall be citizens of the United States. For purposes of these Bylaws, the terms “Maritime Laws” and “U.S. Citizen” have the respective meanings ascribed to them in the Corporation’s Certificate of Incorporation.

3.3	Election.

Unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, at any meeting of stockholders for the election of a director at which a quorum is present, a plurality of the total number of votes cast in respect of the shares present in person or represented by proxy at such meeting and entitled to vote in such election shall be sufficient to elect the director. Directors need not be stockholders.

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3.4	Resignation.

Any director may resign at any time by giving notice in writing or by electronic transmission to the Chairperson of the Board (if any), the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.5	Removal.

Directors may be removed in the manner provided in the Certificate of Incorporation.

3.6	Vacancies and Newly Created Directorships.

Vacancies occurring on the Board of Directors and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the provisions of the Certificate of Incorporation.

3.7	Time and Place of Meetings.

The Board may hold its meetings at such place or places within or outside the State of Delaware, and at such times, as may from time to time be determined by the Board of Directors (or any duly authorized committee thereof). In the absence of such determination, such determination shall be made by the Chairperson of the Board (or in his or her absence or if such office is vacant, the Lead Independent Director, or in his or her absence or if such office is vacant, the Chief Executive Officer). The person or persons making such determination may also determine that such meetings shall not be held at any place but shall be held by conference telephone call in accordance with Section 3.17 of this Article III. If the place of any meeting is not so fixed or otherwise determined, it shall be held at the principal executive office of the Corporation.

3.8	Annual Meetings.

An annual meeting of the Board of Directors, which shall be held for the purpose of the election of officers and the transaction of any other business, shall be held either (i) without notice immediately after the annual meeting of stockholders and in the same place at which such annual meeting of stockholders was held, or (ii) as soon as practicable after such annual meeting on such date and at such time and place as may be determined in accordance with Section 3.7 of this Article III. Except as otherwise required by applicable law, notice of such annual meeting in accordance with clause (i) of the foregoing sentence need not be given.

3.9	Regular Meetings.

Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by the Board of Directors. After the place and time of regular meetings of the Board of Directors shall have been so determined and notice thereof shall have been given by the Chairperson of the Board (if any) or the Secretary of the Corporation to each

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director, regular meetings may be held without further notice being given, except as otherwise required by applicable law.

3.10	Special Meetings.

Special meetings of the Board of Directors, for any purpose or purposes, may be called by the Chairperson of the Board (if any) or the Lead Independent Director (if any), and shall be called by the Chairperson of the Board, the Lead Independent Director, the Chief Executive Officer or the Secretary in accordance with Section 3.11 on the written request of at least three directors. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

3.11	Notice of Meetings.

Notice of each special meeting of the Board of Directors (and of each annual meeting of the Board of Directors which is not held immediately after, and in the same place as, the annual meeting of stockholders) shall be given to the directors, not later than twenty-four (24) hours before such special or annual meeting is scheduled to commence, by the Chairperson of the Board (if any), the Lead Independent Director (if any), the Chief Executive Officer, or the Secretary and shall state the place, date and time of the meeting. Notice of the place and time of regular meetings shall be given to the directors, not later than twenty-four (24) hours before the first regular meeting pursuant to such notice is scheduled to commence, by the Chairperson of the Board (if any), the Lead Independent Director (if any), the Chief Executive Officer, or the Secretary. Notice of each meeting described in this Section 3.11 may be delivered to a director by hand or mailed, or sent by facsimile transmission to a director at his or her residence or usual place of business, provided, however, that if notice of less than seventy-two (72) hours is given it may not be mailed. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid; and if sent by facsimile transmission, the notice shall be deemed given when transmitted with transmission confirmed.

3.12	Waiver of Notice of Meeting.

A waiver of any notice of a meeting of the Board of Directors given by the director entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise provided in these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of directors need be specified in any such waiver of notice.

3.13	Quorum, Voting and Adjournment.

Unless the Certificate of Incorporation or these Bylaws require a greater number, a majority of the total number of directors then in office shall have to be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, provided that a quorum shall never be less than one third of the total number of directors of the Board of Directors on a fully constituted basis and provided, further, that no

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more than a minority of the number of directors necessary to constitute a quorum shall be other than citizens of the United States. The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Directors. If a board of one director is authorized, the sole director shall be a citizen of the United States, and the sole director shall constitute a quorum. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting by majority vote, from time to time, without other than announcement at the meeting, until a quorum shall be present. When, at any meeting of the Board of Directors (whether or not a quorum for such meeting is present), such meeting is adjourned to another time or place, notice need not be given of the reconvened meeting if the time and place of the reconvened meeting are announced at the adjourned meeting. At the reconvened meeting, the Board of Directors may transact any business which might have been transacted at the adjourned meeting.

3.14	Conduct of Meetings.

At each meeting of the Board of Directors, one of the following persons shall act as chairperson of the meeting and preside thereat, in the following order of precedence:

(i)	the Chairperson of the Board, if any;

(ii)	the Lead Independent Director, if any;

(iii)	the Chief Executive Officer (if a director); or

(iv)	any director designated by a majority of the directors present.

The Secretary or, in the case of his or her absence, an Assistant Secretary, if an Assistant Secretary has been appointed and is present, or otherwise any person whom the chairperson of the meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

3.15	Compensation.

Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the appropriate level of total compensation (including, without limitation, stock, stock options or other equity-based awards) for service by members of the Board of Directors as directors of the Corporation and for service by directors on committees of the Board of Directors. A director may also serve the Corporation in other capacities and receive compensation therefor.

3.16	Action by Written Consent.

Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. Such one or more writings or electronic transmissions shall be filed with the minutes of proceedings of the Board of Directors or such committee.

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3.17	Remote Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

3.18	Committees.

(a)	The Board of Directors may by resolution designate one or more committees, including, but not limited to, an Audit Committee, a Compensation Committee, an Executive Committee, and a Nominating and Corporate Governance Committee, each such committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to fill any vacancies on the committee or to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee at a meeting of the committee, one of the alternate members of such committee present at such meeting and not disqualified from voting (if any), who shall be chosen based on the order of priority for service by such present alternate members on such committee previously determined by the Board of Directors (or, in lieu thereof, in the order of the designation of such present alternate members as alternate members by the Board of Directors) may act, in the place of such absent or disqualified member, at the meeting.

(b)	Any such committee of the Board of Directors, to the extent provided in the resolution of the Board of Directors establishing such committee (and in the written charter for such committee adopted by the Board of Directors (if any)), shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval (other than the election or removal of directors of the Corporation); (ii) any matter expressly prohibited by the DGCL to be delegated to a committee of the Board of Directors; or (ii) adopting, amending or repealing any Bylaw of the Corporation.

(c)

A majority of all of the members of each committee of the Board of Directors shall constitute a quorum of such committee for the transaction of business, provided that no more than a minority of the number of committee members necessary to constitute a quorum shall be other than citizens of the United States. The vote of a majority of all the members of a committee present at a meeting at

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which a quorum is present shall be the act of such committee. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

(d)	Each committee of the Board of Directors shall keep regular minutes of its meetings and report its proceedings to the Board of Directors when requested, or required to do so, by the Board of Directors.

3.19	Preferred Directors.

Notwithstanding anything else contained herein, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately as a series, to elect directors, the election, term of office, filing of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the Board of Directors pursuant to the provisions of the Certificate of Incorporation, and such directors so elected shall not be subject to the provisions of Sections 3.2(a), 3.3, 3.5 and 3.6 of this Article III unless otherwise provided therein.

3.20	Lead Independent Director.

The Board of Directors may from time to time designate one of its independent directors as “Lead Independent Director.” The Lead Independent Director, if any, shall be responsible for calling, establishing an agenda for, and moderating meetings or sessions of the non-management or independent directors or any executive committee of non-management or independent directors. At any time and from time to time, the Board of Directors may withdraw such designation from the then incumbent Lead Independent Director, and in such event, the Board of Directors may, but shall not be required to, designate a different independent director as Lead Independent Director. As used in this section, the term “independent director” means a member of the Board of Directors who meets all applicable independence criteria for eligibility to serve on the Corporation’s audit committee, as such criteria are specified from time to time in applicable statutes, rules of the Securities and Exchange Commission, and rules and listing standards of any stock exchange on which the Corporation’s securities are listed.

ARTICLE IV

OFFICERS

4.1	Principal Officers.

The principal officers of the Corporation shall be a Chairperson of the Board, if one is appointed by the Board of Directors (and any references to the Chairperson of the Board shall not apply if a Chairperson has not been appointed), a Chief Executive Officer, a President, a Treasurer, and a Secretary. The Corporation may also have such other principal officers, including, without limitation, a Chief Operating Officer, a Chief Financial Officer, a Controller, and one or more Senior Vice Presidents or Vice Presidents, as the Board of Directors may in its discretion appoint. The principal officers of the Corporation shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from to time by the Board of Directors and as set forth herein. The Chairperson of the Board (if any), the Chief Executive Officer, and the President shall be citizens of the United States. In addition, no Senior Vice

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President, Vice President or other individual may be authorized to act in the absence or disability of the Chairperson of the Board (if any), the Chief Executive Officer, or the President, if such Senior Vice President, Vice President, or other individual is not a citizen of the United States.

4.2	Subordinate Officers.

In addition to the principal officers enumerated in Section 4.1 of this Article IV, the Corporation may have such other subordinate officers, agents and employees as the Board of Directors may deem necessary or desirable, including, without limitation, one or more Vice Presidents, Assistant Secretaries, one or more Assistant Treasurers and one or more Assistant Controllers, each of whom shall hold office for such period, have such powers and perform such duties as the Board of Directors, the Chairperson of the Board (if any) or the Chief Executive Officer may from time to time determine. The Board may delegate to the Chief Executive Officer and the President, or either of them, the power to appoint and define the powers and duties of, or remove, any such officers, agents or employees, as well as the power to remove any principal officer.

4.3	Multiple Capacities.

One person may hold the offices and perform the duties of any two or more offices, except that no one person shall hold the offices and perform the duties of Chief Executive Officer or President, on the one hand, and Secretary, on the other hand. Unless otherwise determined by the Board of Directors from time to time, the officers of the Corporation need not be stockholders of the Corporation, nor, except in the case of the Chairperson of the Board (if any), need such officers be directors of the Corporation.

4.4	Resignation, Removal and Vacancies.

Any officer may resign at any time by giving notice in writing or by electronic transmission to the Chairperson of the Board, if any, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors, and any officer may be removed, with or without cause, at any time, by the Chief Executive Officer or the President to the extent that such officers have been, or either of them has been, delegated such power by the Board of Directors. The Board of Directors (and, to the extent delegated such power by the Board of Directors, the Chief Executive Officer and the President) shall have the power to fill vacancies occurring in any office.

4.5	Compensation.

The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors (or any duly authorized committee thereof or officer to which such responsibility has been delegated), subject to any employment agreements that may then be in effect between the Corporation and the relevant officer. None of the officers of the Corporation shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the

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Corporation, or any subsidiary thereof, in any other capacity and receiving such compensation by reason of the fact that he or she is also a director of the Corporation.

4.6	Powers and Duties.

Except as otherwise expressly set forth in these Bylaws, the officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and have such other duties as may be provided in these Bylaws or as may from time to time be conferred upon or assigned to them by the Board of Directors, the Chief Executive Officer or the President, provided, that, in the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board of Directors may delegate to one or more other officers, for a specific period of time, the powers and duties of such officer.

4.7	Chairperson.

The Chairperson of the Board of Directors, if any, shall give counsel and advice to the Board of Directors and the officers of the Corporation on all subjects concerning the welfare of the Corporation and the conduct of its business and shall perform such other duties as the Board of Directors may from time to time determine.

4.8	The President and the Chief Executive Officer.

(a)	The President (or in the event the Board of Directors separately appoints a Chief Executive Officer, the person appointed as such Chief Executive Officer) shall have supervision, direction and control of the business and affairs of the Corporation subject to the control of the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President (or in the event the Board of Directors separately appoints a Chief Executive Officer, the person appointed as such Chief Executive Officer) shall report to the Board of Directors, shall keep the Board of Directors informed concerning the affairs and conditions of the Corporation’s business, make such reports of the affairs of the Corporation to the Board of Directors as the Board of Directors may from time to time require, and shall perform such other duties as the Board of Directors may from time to time determine. In the event of the appointment by the Board of Directors of a President but no separate Chief Executive Officer, the powers, duties and responsibilities of the President shall include those of the Chief Executive Officer set forth in these Bylaws, as if the President were the Chief Executive Officer.

(b)	In the event the Board of Directors has separately appointed a Chief Executive Officer and a President, the President shall report to the Chief Executive Officer and have such powers and duties as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer, and, unless otherwise determined by the Board of Directors, the President, during the absence or disability of the Chief Executive Officer, shall have the powers, and shall perform the duties, of the Chief Executive Officer.

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(c)	The President or the Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors and may execute and deliver such documents, certificates and other instruments authorized by the Board of Directors, except in cases where (i) the execution and delivery thereof shall be expressly delegated to one or more officers who do not include such officer or, pursuant to applicable law, be required to be executed and delivered by one or more persons who do not include such officer or (ii) the execution and delivery thereof by such officer shall be expressly made subject by the Board of Directors, or pursuant to applicable law, to the satisfaction of certain conditions precedent (including, without limitation, that such items be jointly executed and delivered by such officer and one or more other officers or persons).

4.9	The Chief Financial Officer.

The Chief Financial Officer of the Corporation shall have general supervision over the financial operations of the Corporation, including budgetary and accounting methods, subject to the direction of the Board of Directors, the Chief Executive Officer, and the President, and shall have such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President or as may be provided in these Bylaws. The Chief Financial Officer shall be the Corporation’s chief accounting officer for public securities purposes. If the Chief Financial Officer is not also the Corporation’s Treasurer, the Chief Financial Officer shall be responsible for the supervision of the Treasurer. The Chief Financial Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors and may execute and deliver such documents, certificates and other instruments authorized by the Board of Directors, except in cases where (i) the execution and delivery thereof shall be expressly delegated to one or more officers who do not include the Chief Financial Officer or, pursuant to applicable law, be required to be executed and delivered by one or more persons who do not include the Chief Financial Officer or (ii) the execution and delivery thereof by such officer shall be expressly made subject by the Board of Directors, or pursuant to applicable law, to the satisfaction of certain conditions precedent (including, without limitation, that such items be jointly executed and delivered by the Chief Financial Officer and one or more other officers or persons).

4.10	The Chief Operating Officer.

The Chief Operating Officer of the Corporation shall, subject to the supervision, direction and control of the Board of Directors, the Chief Executive Officer and the President, manage the day-to-day operations of the Corporation and, in general, assist the Chief Executive Officer, and have such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President or as may be provided in these Bylaws.

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4.11	The Secretary.

The Secretary shall, to the extent practicable, attend all meetings of the Board of Directors, all meetings of the committees of the Board of Directors, and all meetings of the stockholders, and shall record all votes and the minutes of all proceedings in a book or books to be kept for that purpose. Under the supervision of the Chief Executive Officer and the President of the Corporation, the Secretary shall give, or cause to be given, (i) notices of all meetings of the stockholders, of the Board of Directors, and of the committees of the Board of Directors (to the extent provided in these Bylaws, in the resolutions of the Board of Directors establishing such committees, or in the written charters for such committees adopted by the Board of Directors (if any)), and (ii) all other notices required by applicable law or by these Bylaws to be given. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or, if appointed, an Assistant Secretary or an Assistant Treasurer. The Secretary shall keep in safe custody the certificate books and stockholder records of the Corporation and such other books and records of the Corporation as the Board of Directors may direct, and shall have such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President or as may be provided in these Bylaws.

4.12	The Treasurer.

The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer, the President, or the Chief Financial Officer, taking proper vouchers for such disbursements, shall render to the Board of Directors, the Chief Executive Officer, the President, and the Chief Financial Officer, at the regular meetings of the Board of Directors or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation and shall have such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer, or as may be provided in these Bylaws.

4.13	The Controller.

The Controller, if there be one, shall have charge, subject to the control of the Board of Directors, the Chief Executive Officer, the President, and the Chief Financial Officer, of the Corporation’s books of account, records and auditing, and shall have such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer, or as may be provided in these Bylaws.

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4.14	Senior Vice Presidents.

Each Senior Vice President shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. There shall be no powers or duties that are incident to the office of the Senior Vice President, other than those which are specifically assigned to such office by the Board of Directors, the Chief Executive Officer or the President. A Senior Vice President may not sign or countersign certificates, contracts, agreements and other documents and instruments in the name and on behalf of the Corporation, unless and except to the extent that the Board of Directors, Chief Executive Officer or President assigns such responsibility to such officer.

4.15	Vice Presidents.

Each Vice President shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. There shall be no powers or duties that are incident to the office of the Vice President, other than those which are specifically assigned by the Board of Directors, the Chief Executive Officer or the President. A Vice President may not sign or countersign certificates, contracts, agreements and other documents and instruments in the name and on behalf of the Corporation, unless and except to the extent that the Board of Directors, Chief Executive Officer or President assigns such responsibility to such officer.

ARTICLE V

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

5.1	Execution of Documents.

The Board of Directors shall designate, by either specific or general resolution, the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

5.2	Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board of Directors, shall select.

5.3	Surety Bonds.

The Board of Directors (or any duly authorized committee thereof) may require any officer of the Corporation to give a bond to the Corporation in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors (or such committee) for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and

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other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

5.4	Proxies with Respect to Stock or Other Securities of Other Corporations.

The Chief Executive Officer, the President or any other officer of the Corporation designated by the Board of Directors shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other entity, and to vote or consent with respect to such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its powers and rights.

ARTICLE VI

STOCK

6.1	Certificates of Stock.

The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares (within the meaning of the DGCL). Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. A certificate, if any, shall be signed by, or in the name of the Corporation by, the Chairperson of the Board (if any) or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and class or series of shares of stock in the Corporation owned by him. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class or series, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

6.2	Transfer of Shares.

Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Such certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

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6.3	Lost, Stolen, Destroyed or Mutilated Certificates.

A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give an affidavit of such fact to the Corporation and give the Corporation a bond, in such sum as the Board of Directors may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated without the posting by the owner of any bond upon the surrender by such owner of such mutilated certificate.

6.4	Fixing Date for Determination of Stockholders of Record.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of any determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (b) in the case of any determination of the stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any determination of the stockholders for any other purpose, shall be not more than sixty (60) days prior to such action. If no record date is fixed, (x) the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (y) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by applicable law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (z) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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6.5	Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

6.6	Dividends.

Subject to any applicable limitations set forth in the DGCL, the Certificate of Incorporation or these Bylaws, the Board of Directors may declare and pay dividends upon the outstanding shares of the stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the stock of the Corporation.

6.7	Beneficial Ownership Reports.

(a)	Any Person who, after acquiring directly or indirectly the Beneficial Ownership of any Common Stock or any other securities of the Company, is directly or indirectly the Beneficial Owner of 4.9% or more of Outstanding Shares, shall, not later than the close of business on the first business day following the day on which such acquisition occurred, deliver by overnight mail, courier service or hand delivery, in each case with all fees prepaid by the sender, notice thereof in proper written form to the Secretary of the Corporation at the principal executive offices of the Corporation. To be in proper written form, such notice must set forth all information required by Schedule 13D under the Exchange Act, as if the requirements of Schedule 13D were applicable to such Person with respect to its Beneficial Ownership of Common Stock.

(b)	If any event set forth in Rule 13d-2(a) of the General Rules and Regulations under the Exchange Act occurs with respect to the facts set forth in the notice specified in Section 6.7(a) (provided, however, that for purposes of this Section 6.7(b), any acquisition or disposition of Beneficial Ownership of Common Stock, irrespective of amount, shall be deemed “material”), any Person who was required to deliver such notice shall, not later than the close of business on the first business day following the day on which such material change occurred, deliver by overnight mail, courier service or hand delivery, in each case with all fees prepaid by the sender, notice thereof in proper written form to the Secretary of the Corporation at the principal executive offices of the Corporation. To be in proper written form, such notice must set forth all information required by Schedule 13D under the Exchange Act, as if the requirements of Schedule 13D were applicable to such Person with respect to its Beneficial Ownership of Common Stock.

(c)	For purposes of this Section 6.7, the following terms shall have the meanings specified below:

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(i)	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(ii)	“Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(iii)	A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own,” and have “Beneficial Ownership” of, any securities:

(A) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, owns or has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such Person), compliance with regulatory requirements or otherwise), including all of the securities that such Person would have had the right to acquire if such Person had been a U.S. Citizen (as such term is defined in the Certificate of Incorporation), pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise);

(B) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” any security under this subparagraph (B) as a result of an agreement, arrangement or understanding (whether or not in writing) to vote such security if such agreement, arrangement or understanding (i) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (ii) is not reportable by such Person on Schedule 13D under the Exchange Act;

(C) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with respect to which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to Section 6.7(c)(iii)(B)) or disposing of any voting securities of the Company; or

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(D) which such Person actually owns (directly or indirectly) or would be deemed to actually or constructively own pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder.

(E) For purposes of this Section 6.7, any reference to “beneficial ownership” otherwise applicable to Schedule 13D and the rules, regulations and interpretations relating thereto shall instead be deemed to be references to “Beneficial Ownership” as defined in this Section 6.7(c).

(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)	“Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Corporation or any other shares of capital stock of the Corporation into which such stock shall be reclassified or changed.

(f)	“Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, association, syndicate or other entity and includes an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act.

(g)	“Outstanding Shares” shall mean, which respect to any particular date, (x) all of the shares of Common Stock outstanding on such date as determined pursuant to the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act, but excluding any shares of Common Stock subject to any warrants to purchase Common Stock outstanding on such date and (y) all of the shares of Common Stock that may be issued upon the exercise of all of the warrants outstanding on such date.

(h)	“Treasury Regulations” shall mean final, temporary and proposed regulation of the Department of Treasury under the Code and any successor regulation, including any amendments thereto.

ARTICLE VII

INDEMNIFICATION AND ADVANCEMENT

The indemnification provisions of these Amended and Restated Bylaws are located in Article VII of the Corporation’s Amended and Restated Certificate of Incorporation, which is incorporated herein by reference. The right to indemnification or advancement provided pursuant to this Article VII is an irrevocable contract right based upon good and valuable consideration. The right to indemnification and advancement shall fully vest at the time any director, officer or employee of the Corporation first assumes his or her position with the Corporation. Any repeal or modification of the foregoing provisions granting indemnification or advancement rights shall be prospective only and shall not adversely affect any right or protection of a director, officer or employee of the Corporation with respect to any act or omissions of such director, officer or employee occurring prior to such appeal or modification.

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ARTICLE VIII

GENERAL PROVISIONS

8.1	Electronic Transmission.

For purposes of these Bylaws, the term “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

8.2	Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

8.3	Corporate Seal.

The Board of Directors may provide a suitable seal, whereon there shall be inscribed the name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

8.4	Section Headings.

Section headings in these Bylaws are for convenience of reference only shall not be given any substantive effect in limiting or construing any provision herein.

8.5	Inconsistent Provisions.

In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provisions of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE IX

AMENDMENTS

In furtherance and not in limitation of the powers conferred by the DGCL and subject to the provisions of Certificate of Incorporation, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws, without the assent or vote of the stockholders, in any manner not inconsistent with the DGCL or the Certificate of Incorporation. The stockholders shall also have the power to adopt, amend, supplement or repeal these Bylaws; provided, however, that, in addition to any vote of the holders of shares of any class or series of stock of the Corporation required by applicable law or by the Certificate of Incorporation, the affirmative vote of the holders of at least 662/3% of the voting power of all of the then-outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class at a meeting of stockholders, shall be required for the stockholders to adopt, amend, supplement or repeal these Bylaws.

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ARTICLE X

EFFECTIVE DATE

These Second Amended and Restated Bylaws shall become effective as of August 28, 2012.

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Exhibit 3.2

CERTIFICATE OF DESIGNATIONS

OF

SERIES A PARTICIPATING PREFERRED STOCK

OF

HORIZON LINES, INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

Horizon Lines, Inc., a Delaware corporation (the “Corporation”), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, does hereby state and certify that pursuant to the authority vested in the Board of Directors of the Corporation (the “Board”) by the Restated Certificate of Incorporation of the Corporation, the Board on August 27, 2012 duly adopted the following resolutions creating a series of Preferred Stock designated as Series A Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1 Designation and Amount. The shares of such series shall be designated as “Series A Participating Preferred Stock” and the number of shares constituting such series shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series A Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Participating Preferred Stock.

Section 2 Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.10 or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-

C-1

cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock, through a reverse stock split or otherwise, into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.10 per share on the Series A Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3 Voting Rights. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters

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submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, through a reverse stock split or otherwise, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series A Participating Preferred Stock shall be in arrears in an amount equal to 6 quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Participating Preferred Stock) with dividends in arrears in an amount equal to 6 quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect 2 directors.

(ii) During any default period, such voting right of the holders of Series A Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders; provided that such voting right shall not be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board as may then exist up to 2 directors or, if such right is exercised at an annual meeting, to elect 2 directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Participating Preferred Stock.

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(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect 2 directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(D) Except as set forth herein, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4 Certain Restrictions.

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(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5 Reacquired Shares. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate

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of Incorporation, or in any other Certificate of Designations creating a series of preferred stock or similar stock of the Company or as otherwise required by law.

Section 6 Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received an amount equal to $10,000 per share of Series A Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 10,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, through a reverse stock split or otherwise, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7 Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then

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in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, through a reverse stock split or otherwise, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8 No Redemption. The shares of Series A Participating Preferred Stock shall not be redeemable.

Section 9 Ranking. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10 Amendment. At any time when any shares of Series A Participating Preferred Stock are outstanding, the Second Amended and Restated Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class.

Section 11 Fractional Shares. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

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IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its duly authorized officer on this 27th day of August 2012.

HORIZON LINES, INC.

By:	/s/ Michael F. Zendan II
	Name:	Michael F. Zendan II
	Title:	Senior Vice President, General Counsel and Secretary

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Exhibit 4.1

HORIZON LINES, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as Rights Agent

382 RIGHTS AGREEMENT

Dated as of August 27, 2012

i

ii

EXHIBITS

Exhibit A	—	Form of Certificate of Designation, Preferences and Rights of Series A Participating Preferred Stock

Exhibit B	—	Form of Rights Certificate

Exhibit C	—	Form of Summary of Rights

iii

382 RIGHTS AGREEMENT

382 RIGHTS AGREEMENT, dated as of August 27, 2012 (this “Agreement”), between Horizon Lines, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”).

W I T N E S S E T H:

WHEREAS, (a) the Company and certain of its Subsidiaries (as hereinafter defined) have generated certain Tax Benefits (as hereinafter defined) for United States federal income tax purposes; (b) the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Code (as hereinafter defined), and thereby preserve the Company’s current ability to utilize such Tax Benefits, and (c) in furtherance of such objective, the Company desires to enter into this Agreement; and

WHEREAS, on August 27, 2012 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company (the “Board”) authorized and declared a dividend distribution of one Right (as hereinafter defined) for each share of Common Stock (as hereinafter defined) of the Company outstanding at the close of business on September 7, 2012 (the “Record Date”), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company’s treasury) and the Distribution Date (as hereinafter defined), each Right initially representing the right to purchase 1/10,000th of a share of Series A Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) having the rights, powers and preferences set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the “Rights”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner of 4.90% or more of the Outstanding Shares, regardless of whether or not such Person continues to be the Beneficial Owner of 4.90% or more of the Outstanding Shares; provided, however, that an “Acquiring Person” shall not include (i) an Exempt Person or (ii) Existing Holder. Notwithstanding the foregoing: (A) no Person shall become an “Acquiring Person” solely as a result of (x) a reduction in the number of Outstanding Shares due to the repurchase of shares of Common Stock or Warrants by the Company, (y) a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock, and/or (z) an Exempt Transaction; and (B) if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person” has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock and/or Warrants so that such Person would no longer be an

“Acquiring Person”, then such Person shall not be deemed to be or have become an “Acquiring Person” at any time for any purposes of this Agreement.

(b) “Act” shall mean the Securities Act of 1933, as amended.

(c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(d) “Agreement” shall have the meaning set forth in the preamble to this Agreement, as it may from time to time be supplemented, amended, renewed, restated or extended pursuant to the applicable provisions hereof.

(e) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own,” and have “Beneficial Ownership” of, any securities:

(i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, owns or has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such Person), compliance with regulatory requirements or otherwise), including all of the securities that such Person would have had the right to acquire if such Person had been a U.S. Citizen (as such term is defined in the Company Charter), pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants (including, without limitation, the Warrants) or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” under this subparagraph (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding (whether or not in writing) to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (B) is not reportable by such

Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with respect to which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (f)) or disposing of any voting securities of the Company; or

(iv) which such Person actually owns (directly or indirectly) or would be deemed to actually or constructively own pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder.

Notwithstanding the foregoing, nothing in this paragraph (e) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “Beneficially Own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of forty days.

(f) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(g) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(h) “Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Company or any other shares of capital stock of the Company into which such stock shall be reclassified or changed, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

(i) “Company” shall have the meaning set forth in the preamble to this Agreement until a successor corporation or entity shall have become such or until a Principal Party shall assume, and thereafter be liable for, all obligations and duties of the Company hereunder pursuant to the applicable provisions of this Agreement, and thereafter, “Company” shall mean such successor or Principal Party, respectively.

(j) “Company Bylaws” shall mean the Amended and Restated Bylaws of the Company, as the same may be amended after the date hereof.

(k) “Company Charter” shall mean the Restated Certificate of Incorporation of the Company, as the same may be amended after the date hereof.

(l) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(m) “Distribution Date” shall mean the earlier of (i) the Close of Business on the 10th Business Day (or such later date as may be determined by the Board before the occurrence of the Distribution Date) after the Stock Acquisition Date, or (ii) the close of business on the 10th Business Day (or such later date as may be determined by the Board before the occurrence of the Distribution Date) after the Tender Offer Commencement Date; provided, however, that if either of the Stock Acquisition Date or the Tender Offer Commencement Date occurs after the date of this Agreement and on or prior to the Record Date, then the Distribution Date shall be the Record Date.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) “Exempt Person” shall mean the Company or any Subsidiary of the Company and any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

(p) “Exempt Transaction” shall mean any transaction that the Board determines, in its sole discretion, is exempt from this Agreement, which determination shall be made in the sole and absolute discretion of the Board, upon request by any Person prior to the date upon which such Person would otherwise become an Acquiring Person, including, without limitation, if the Board determines that (i) neither the Beneficial Ownership of shares of Common Stock by such Person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger the availability to the Company of the Tax Benefits or (ii) such transaction is otherwise in the best interests of the Company.

(q) “Existing Holder” shall mean any Person that, as of the date hereof, is the Beneficial Owner of 4.90% or more of the Outstanding Shares unless and until such Existing Holder acquires Beneficial Ownership of additional shares of Common Stock (for the avoidance of doubt, including through the acquisition of Warrants) in an amount in excess of 0.5% of the Outstanding Shares (other than as a result of a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock) unless, upon becoming the Beneficial Owner of such additional share(s), such Existing Holder is not then the Beneficial Owner of 4.90% or more of the then Outstanding Shares.

(r) “Expiration Date” shall mean shall mean the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which the Rights are exchanged as provided in Section 24 hereof, (iv) the date on which the Board determines in its sole discretion that this Agreement is no longer necessary for the preservation of material valuable Tax Benefits, (v) the beginning of a taxable year of the Company to which the Board determines in its sole discretion that no Tax Benefits may be carried forward and (vi) the date on which the Board determines in its sole discretion that this Agreement is no longer in the best interest of the Company and its stockholders.

(s) “Final Expiration Date” shall mean the date upon which the Rights expire and shall be the earlier of 5:00 P.M., New York City time on August 27, 2015, unless the Rights are previously redeemed, exchanged or terminated.

(t) “Outstanding Shares” shall mean, which respect to any particular date, (x) all of the shares of Common Stock outstanding on such date as determined pursuant to the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act, but excluding any shares of Common Stock subject to any Warrants outstanding on such date and (y) all of the shares of Common Stock that may be issued upon the exercise of all of the Warrants outstanding on such date.

(u) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, association, syndicate or other entity and includes an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act.

(v) “Preferred Stock” shall have the meaning set forth in the recitals to this Agreement, and, to the extent that there are not a sufficient number of shares of Series A Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Participating Preferred Stock.

(w) “Section 11(a)(ii) Event” shall mean any event described in Section 11(a)(ii) hereof.

(x) “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person, or such earlier date as a majority of the Board becomes aware of the existence of an Acquiring Person.

(y) “Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which an amount of securities or other ownership interest having ordinary voting power sufficient to elect at least a majority of the directors or other Persons having similar functions of such corporation or other entity are at the time, directly or indirectly, Beneficially Owned, or otherwise controlled by such Person.

(z) “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

(aa) “Tender Offer Commencement Date” shall mean the date that a tender or exchange offer or other transaction by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and

Regulations under the Exchange Act, if, upon consummation thereof, such Person would become an Acquiring Person.

(bb) “Treasury Regulations” shall mean final, temporary and proposed regulation of the Department of Treasury under the Code and any successor regulation, including any amendments thereto.

(cc) “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

(dd) “Warrants” shall mean any warrants to acquire shares of Common Stock.

(ee) The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section
Adjustment Shares	11(a)(ii)
Board	Recitals
Common Stock Equivalents	11(a)(iii)
Current Market Price	11(d)(i)
Current Value	11(a)(iii)
Equivalent Preferred Stock	11(b)
Exchange Ratio	24
Existing Holder	1(a)
Grandfathered Holder	1(a)
NASDAQ	11(d)(i)
Original Rights	1(e)(i)
Preferred Stock	Recitals
Principal Party	13(b)
Purchase Price	4(a)
Record Date	Recitals
Redemption Price	23(a)
Rights	Recitals
Rights Agent	Preamble
Rights Certificate	3(a)
Rights Dividend Declaration Date	Recitals
Section 11(a)(ii) Event	11(a)(ii)
Section 11(a)(ii) Trigger Date	11(a)(iii)
Section 13 Event	13(a)
Spread	11(a)(iii)
Substitution Period	11(a)(iii)
Summary of Rights	3(b)
Trading Day	11(d)(i)

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.

Section 3. Issuance of Rights Certificates.

(a) Until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of paragraph (b) or (c) of this Section 3) by the balances indicated in the book-entry account system of the transfer agent for the Common Stock registered in the names of the holders of the Common Stock (which shares of Common Stock shall also be deemed to represent certificates for Rights) or, in the case of certificated shares, the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall also be deemed to be certificates for Rights), and not by separate certificates, and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage-prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(b) On or as promptly as practicable after the Record Date, the Company shall send by first class, postage prepaid mail, to each record holder of shares of Common Stock as of the Record Date a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), at the address of such holder shown on the records of the Company as of such date. The Company will make available the Summary of Rights to any holder of Rights who may so request from time to time prior to the Expiration Date. With respect to the Common Stock outstanding as of the Record Date, or issued subsequent to the Record Date, unless and until the Distribution Date shall occur, the Rights will be evidenced by the balances indicated in the book-entry account system of the transfer agent for the Common Stock or, in the case of certificated shares, such certificates for the Common Stock, and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

(c) Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date and shall bear the following legends:

(i) Confirmation and account statements sent to holders of shares of Common Stock in book-entry form (which shares of Common Stock shall also be deemed to represent certificates for Rights) shall bear the following legend:

“The shares of Common Stock, par value $0.01 per share, of Horizon Lines, Inc. (the “Company”) entitle the holder hereof to certain Rights as set forth in the 382 Rights Agreement between the Company and the Rights Agent thereunder (the “Rights Agent”) dated as of August 27, 2012, as it may be amended, restated, renewed or extended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by the shares to which this statement relates. The Rights Agent will mail to the holder of shares to which this statement relates a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights Beneficially Owned (as such term is defined in the Rights Agreement) by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.”

With respect to shares of Common Stock in book-entry form for which there has been sent a confirmation or account statement containing the foregoing legend, until the earlier of (A) the Distribution Date or (B) the Expiration Date, the Rights associated with the Common Stock represented by such shares of Common Stock shall be evidenced by such shares of Common Stock alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such shares of Common Stock shall also constitute the transfer of the Rights associated with such shares of Common Stock.

(ii) In the case of certificated shares, certificates representing shares of Common Stock (which certificates shall also be deemed to be certificates for Rights) shall bear the following legend if such certificates are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date:

“This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the 382 Rights Agreement between Horizon Lines, Inc. (the “Company”) and the Rights Agent thereunder (the “Rights Agent”) dated as of August 27, 2012, as it may be amended, restated, renewed or extended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights Beneficially Owned (as such term is defined in the Rights Agreement) by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.”

With respect to such certificates containing the foregoing legend, until the earlier of (A) the Distribution Date or (B) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

Section 4. Form of Rights Certificates.

(a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of 1/10,000th of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per 1/10,000th of a share, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant to Section 3(a), Section 11(i) or Section 22 hereof that represents Rights Beneficially Owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board, in its sole discretion, has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

Section 5. Countersignature and Registration.

(a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Vice President (or more senior officer) of the Company, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b) Following the Distribution Date, the Rights Agent will keep, or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6. Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that may have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of 1/10,000th of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 hereof and Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from the holder of a Rights Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Subject to Section 7(e) hereof, at any time on or after the Distribution Date (or, if the Distribution Date is the Record Date, 10 Business Days after the Distribution Date), but prior to the Expiration Date, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of 1/10,000th of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable

(b) The Purchase Price for each 1/10,000th of a share of Preferred Stock pursuant to the exercise of a Right initially shall be $8.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

(c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per 1/10,000th of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Sections 7(f) and 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of 1/10,000th of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of 1/10,000th of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights Beneficially Owned by (i) an Acquiring Person (or an Associate or Affiliate of an Acquiring Person), (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring

Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect of the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of its Affiliates, Associates or transferees hereunder.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates of such Beneficial Owner as the Company shall reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Capital Stock.

(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

(b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension has been rescinded. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have been declared effective.

(d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all 1/10,000th of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of 1/10,000th of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of 1/10,000th of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise, nor shall the Company be required to issue or deliver any certificates (or make any entries in the book-entry account system of the transfer agent) for a number of 1/10,000th of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificates at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Section 10. Preferred Stock Record Date. Each person in whose name any certificate or entry in the book-entry account system of the transfer agent for a number of 1/10,000th of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate or entry in the book-entry account system shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate or entry in the book-entry account system shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding shares of Preferred Stock, (C) combine or consolidate the outstanding shares of Preferred Stock into a smaller number of shares, through a reverse stock split or otherwise, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification;

provided that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) In the event any Person shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, then, promptly following the later of the occurrence of such event and the Record Date, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement and subject to compliance with Article V of the Company Charter, in lieu of a number of 1/10,000th of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of 1/10,000th of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”).

(iii) In the event that the number of treasury shares and shares of Common Stock which are authorized by the Company Charter, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall, and subject to compliance with Article V of the Company Charter, (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including shares, or units of shares, of preferred stock, such as the Preferred Stock, which the Board has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock being referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger

Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term “Spread” shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such 30 day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that action should be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right. In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation), cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or evidences of indebtedness, or of subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock, and the denominator of which shall be such Current Market Price per share of Preferred Stock; provided that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 10 consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination, consolidation, reverse stock split or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation, reverse stock split or reclassification shall not have occurred prior to the commencement of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be (i) the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the OTC Bulletin Board service (the “OTCBB”) or such other quotation system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company, or (ii) if the Common Stock (or securities representing the Common Stock) are listed or admitted for trading on any national securities exchange, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on such on such national securities exchange. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term “Trading Day” shall mean a day on which the OTCBB is open for the transaction of business or, if the Common Stock is listed or admitted to trading on any national securities exchange, a day on which such national securities exchange is open for transaction of business. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii) For the purpose of any computation hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 10,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) 3 years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of 1/10,000th of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of 1/10,000th of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of 1/10,000th of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of 1/10,000th of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of 1/10,000th of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest 1/10,000th) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional

Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of 1/10,000th of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per 1/10,000th of a share and the number of 1/10,000th of a share which were expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of 1/10,000th of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of 1/10,000th of a share of Preferred Stock at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of 1/10,000th of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of 1/10,000th of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

(n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) other than pursuant to a pro rata dividend and/or distribution to all of the then current holders of Common Stock, sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

(o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p) Anything in this Agreement to the contrary notwithstanding, except as provided in the following sentence, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, through a reverse stock split or otherwise, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a share of Common Stock) in accordance with Section 26 hereof. Notwithstanding the immediately preceding sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights

Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

Section 13. Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall, other than pursuant to pro rata dividend and/or distribution to all of the then current holders of Common Stock, sell or otherwise transfer (or one or more of its Subsidiaries) shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof) (each event referred to in clauses (x)-(z), a “Section 13 Event”), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement and subject to compliance with Article V of the Company Charter, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of 1/10,000th of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such 1/10,000th of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence of a Section 11(a)(ii) Event), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

(b) “Principal Party” shall mean:

(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12 month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

(c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent confirming that the requirements of Section 13(a) and Section 13(b) hereof shall promptly be performed in accordance with their terms and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

(i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

(ii) take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

(iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

(d) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of a Right for any Trading Day shall be (i) the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the OTCBB or such other quotation system then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company, or (ii) if the Rights are listed or admitted for trading on any national securities exchange, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to the Rights listed or admitted for trading on such on such national securities exchange. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one ten-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one ten-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one ten-thousandth of a share of Preferred Stock shall be one ten-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of 1 share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price per share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) on the Trading Day immediately prior to the date of such exercise.

(d) The holder of a Right by the acceptance of the Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in the holder’s own behalf and for the holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of shares of Common Stock;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the

Distribution Date, the associated balance indicated in the book-entry account system of the transfer agent for the Common Stock or, in the case of certificated shares, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated balance indicated in the book-entry account system of the transfer agent for the Common Stock or, in the case of certificated shares, the associated Common Stock certificate, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of 1/10,000th of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct (each as determined by a court of competent jurisdiction) on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

(b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or the balance indicated in the book-entry account system of the transfer agent for the Common Stock or, in the case of certificated shares, certificate for Common Stock, or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust, stock transfer or other stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (each as determined by a court of competent jurisdiction), provided, however, that the Rights Agent shall under no circumstances be liable for indirect, consequential, special or punitive damages hereunder. Anything herein to the contrary notwithstanding, any liability of the Rights Agent under this Agreement will be limited in the aggregate to an amount equal to three times the amount of fees paid by the Company to the Rights Agent.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11, Section 13 or Section 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than internal costs incurred by the Rights Agent in providing services to the Corporation in the ordinary course of its business as Rights Agent) or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or indicates an affirmative response to clause (1) and/or (2) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with, and receiving written instruction from, the Company.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or any State thereof, in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust, stock transfer or stockholder services powers and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption and Termination.

(a) The Board may, at its option, at any time prior to the earlier of (i) Distribution Date, or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price, as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption and subject to compliance with Article V of the Company Charter) or any other form of consideration deemed appropriate by the Board.

(b) Immediately upon the action of the Board ordering the redemption of the Rights pursuant to Section 23(a) above, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Section 24. Exchange.

(a) The Board may, at its option and subject to compliance with Article V of the Company Charter, at any time after the Stock Acquisition Date, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to Section 7(e) hereof or Rights that have been exercised pursuant to Section 7 hereof) for Common Stock at an exchange ratio of 1 share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Outstanding Shares.

(b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio, subject to compliance with Article V of the Company Charter. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights

(other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or Equivalent Preferred Stock, as such term is defined in paragraph (b) of Section 11 hereof) for Common Stock exchangeable for Rights, at the initial rate of one ten-thousandth of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions after the date hereof.

(d) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

(e) The Company shall not be required to issue fractions of shares of Common Stock or, in the case of certificated shares, to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this subsection (e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25. Notice of Certain Events.

(a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or, other than pursuant to a pro rata dividend and/or distribution to all of the then current holders of Common Stock, to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

(b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

Horizon Lines, Inc.

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

Attention: General Counsel

(704) 973-7010 (facsimile)

(704) 973-7000 (telephone)

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attention: Paul Kim

(718) 765-8719 (facsimile)

(718) 921-8360 (telephone)

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of shares of Common Stock, including, without limitation, to change the Final Expiration Date to another date, including an earlier date. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock. Notwithstanding anything herein to the contrary, this Agreement may not be amended (other than pursuant to clauses (i) or (ii) of the preceding sentence) at a time when the Rights are not redeemable. Notwithstanding anything herein to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determinations and Actions by the Board, etc. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board, or any of the directors on the Board to any liability to the holders of the Rights.

Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the 10th Business Day following the date of such determination by the Board. Without limiting the foregoing, if any provision requiring a specific group of directors of the Company to act is held to by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company Charter and the Company Bylaws.

Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34. Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

{Signature page follows.}

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

HORIZON LINES, INC.

By:	/s/ Michael F. Zendan II
	Name:	Michael F. Zendan II
	Title:	Senior Vice President, General Counsel and Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Carlos Pinto
	Name:	Carlos Pinto
	Title:	Senior Vice President

Exhibit A

FORM OF

CERTIFICATE OF DESIGNATIONS

OF

SERIES A PARTICIPATING PREFERRED STOCK

OF

HORIZON LINES, INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

Horizon Lines, Inc., a Delaware corporation (the “Corporation”), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, does hereby state and certify that pursuant to the authority vested in the Board of Directors of the Corporation (the “Board”) by the Restated Certificate of Incorporation of the Corporation, the Board on August 27, 2012 duly adopted the following resolutions creating a series of Preferred Stock designated as Series A Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1 Designation and Amount. The shares of such series shall be designated as “Series A Participating Preferred Stock” and the number of shares constituting such series shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series A Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Participating Preferred Stock.

Section 2 Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.10 or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock, through a reverse stock split or otherwise, into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.10 per share on the Series A Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3 Voting Rights. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, through a reverse stock split or otherwise, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series A Participating Preferred Stock shall be in arrears in an amount equal to 6 quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Participating Preferred Stock) with dividends in arrears in an amount equal to 6 quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect 2 directors.

(ii) During any default period, such voting right of the holders of Series A Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders; provided that such voting right shall not be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board as may then exist up to 2 directors or, if such right is exercised at an annual meeting, to elect 2 directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect 2 directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(D) Except as set forth herein, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4 Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5 Reacquired Shares. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of preferred stock or similar stock of the Company or as otherwise required by law.

Section 6 Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received an amount equal to $10,000 per share of Series A Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 10,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, through a reverse stock split or otherwise, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7 Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, through a reverse stock split or otherwise, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8 No Redemption. The shares of Series A Participating Preferred Stock shall not be redeemable.

Section 9 Ranking. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10 Amendment. At any time when any shares of Series A Participating Preferred Stock are outstanding, the Second Amended and Restated Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class.

Section 11 Fractional Shares. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its duly authorized officer on this      day of August 2012.

HORIZON LINES, INC.

By:
Name:
Title:

Exhibit B

[Form of Rights Certificate]

Certificate No. R-             Rights

NOT EXERCISABLE AFTER 5:00 P.M., NEW YORK CITY TIME ON AUGUST 27, 2015, UNLESS THE RIGHTS ARE PREVIOUSLY REDEEMED, EXCHANGED OR TERMINATED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]

Rights Certificate

Horizon Lines, Inc.

This certifies that                             , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the 382 Rights Agreement, dated as of August 27, 2012 (the “Rights Agreement”), as it may be amended, restated, renewed or extended from time to time, between Horizon Lines, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M., New York City time on August 27, 2015, unless the Rights are previously redeemed, exchanged or terminated, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one ten-thousandth of a fully paid, non-assessable share of Series A Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $8.00 per one ten-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of August 27, 2012, based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are Beneficially Owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of 1/10,000th of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at any time prior to the earlier of (A) the Distribution Date (as such term is defined in the Rights Agreement), and (B) the Final Expiration Date (as such term is defined in the Rights Agreement), at a redemption price of $0.001 per Right.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. The Company, at its election, may require that a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of                  ,         .

ATTEST:	Horizon Lines, Inc.

By:
Secretary		Title:

Countersigned:

[—]

By:
Authorized Signature

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      Attorney, to transfer the within Rights Certificate on the books of the within named Company, with full power of substitution.

Dated:                     ,

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [    ] is [    ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,
Signature:

(d)	Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights

represented by the Rights Certificate.)

To: HORIZON LINES, INC.

The undersigned hereby irrevocably elects to exercise                      Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

Dated: ,

Signature:
Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [    ] are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,

Signature:
Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Exhibit C

FORM OF

SUMMARY OF RIGHTS TO PURCHASE

STOCK UNDER 382 RIGHTS AGREEMENT

On August 27, 2012, the Board of Directors (the “Board”) of Horizon Lines, Inc. (the “Company”) authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), to stockholders of record at the close of business on September 7, 2012 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit consisting of one ten-thousandth of a share (a “Unit”) of Series A Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”) at a purchase price of $8.00 per Unit, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a 382 Rights Agreement, dated as of August 27, 2012 (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Rights Agent. The Rights are intended to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby preserve the current ability of the Company to utilize certain net operating loss carryovers and other tax benefits of the Company and its subsidiaries (the “Tax Benefits”).

Initially, the Rights will be attached to the shares of Common Stock underlying the balances indicated in the book-entry account system of the transfer agent for the Common Stock or, in the case of certificated shares, all Common Stock certificates representing shares then outstanding, and no separate rights certificates (“Rights Certificates”) will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a distribution date (a “Distribution Date”) will occur upon the earlier of (i) 10 business days (or such later date as the Board shall determine) following a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as described below) or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer, exchange offer or other transaction that, upon consummation thereof, would result in a person or group of affiliated or associated persons becoming an Acquiring Person. Until the Distribution Date, (A) the Rights will be evidenced by the balances indicated in the book-entry account system of the transfer agent for the Common Stock registered in the names of the holders of the Common Stock or, in the case of certificated shares, the Common Stock certificates, and will be transferred with and only with such shares or, in the case of certificated shares, Common Stock certificates, (B) confirmation and account statements sent to the holders of shares of Common Stock in book-entry form or, in the case of certificated shares, new Common Stock certificates issued after the Record Date, will contain a notation incorporating the Rights Agreement by reference and (C) the transfer of any shares of Common Stock or, in the case of certificated shares, certificates for Common Stock, outstanding will also constitute the transfer of the Rights associated with such shares of Common Stock or, in the case of certificated shares, the Common Stock represented by such certificates. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

An Acquiring Person is any person or group of affiliated or associated persons who is or becomes the beneficially owner of 4.90% or more of the “outstanding shares” of Common Stock other than as a result of repurchases of stock or warrants by the Company, dividends or distributions by the Company or certain inadvertent actions by stockholders. For purposes of the Rights Agreement, “outstanding shares” of Common Stock shall mean (x) the shares of Common Stock issued and outstanding and (y) the shares of Common Stock issuable upon the exercise of all outstanding warrants to purchase Common Stock. Beneficial ownership is determined as provided in the Rights Agreement and generally includes, without limitation, any ownership of securities a Person would be deemed to actually or constructively own for purposes of Section 382 of the Code or the Treasury Regulations promulgated thereunder, including all of the shares of Common Stock that a Person would have had the right to acquire (including through the exercise of warrants) if such Person had been a U.S. Citizen (as such term is defined in the Company’s Restated Certificate of Incorporation (the “Company Charter”)). The Rights Agreement provides that the following shall not be deemed an Acquiring Person for purposes of the Rights Agreement: (i) the Company or any Subsidiary of the Company and any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; or (ii) any person that, as of August 27, 2012, is the beneficial owner of 4.90% or more of the “outstanding shares” of Common Stock (such person, an “Existing Holder”) unless and until such Existing Holder acquires beneficial ownership of additional shares of Common Stock (for the avoidance of doubt, including through the acquisition of Warrants) in an amount in excess of 0.5% of the Outstanding Shares (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock) and after such acquisition is the beneficial owner of 4.90% or more of the then “outstanding shares” of Common Stock.

The Rights Agreement provides that a Person shall not become an Acquiring Person for purpose of the Rights Agreement in a transaction that the Board determines, in its sole discretion, is exempt from the Rights Agreement, which determination shall be made in the sole and absolute discretion of the Board, upon request by any Person prior to the date upon which such Person would otherwise become an Acquiring Person, including, without limitation, if the Board determines that (i) neither the beneficial ownership of shares of Common Stock by such Person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger the availability to the Company of the Tax Benefits or (ii) such transaction is otherwise in the best interests of the Company.

The Rights are not exercisable until the Distribution Date and will expire on the earliest of (i) 5:00 P.M., New York City time on August 27, 2015 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed or exchanged as provided in the Rights Agreement, (iii) the date on which the Board determines in its sole discretion that this Agreement is no longer necessary for the preservation of material valuable Tax Benefits, (iv) the beginning of a taxable year of the Company to which the Board determines in its sole discretion that no Tax Benefits may be carried forward, or (v) the date on which the Board determines in its sole discretion that the Rights Agreement is no longer in the best interest of the Company and its stockholders.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise on or after the Distribution Date and subject to compliance with Article V of the Company Charter, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, Beneficially Owned by any Acquiring Person will be null and void.

For example, at an exercise price of $8.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following the event set forth in the preceding paragraph would entitle its holder to purchase $16.00 worth of Common Stock (or other consideration, as noted above) for $8.00. Assuming that the Common Stock had a per share value of $2.00 at such time, the holder of each valid Right would be entitled to purchase eight shares of Common Stock for $8.00.

In the event that, at any time following the first date of public announcement that a person has become an Acquiring Person or that discloses information which reveals the existence of an Acquiring Person or such earlier date as a majority of the Board becomes aware of the existence of an Acquiring Person (any such date, the “Stock Acquisition Date”), (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) other than pursuant to a pro rata dividend and/or distribution to all of the then current holders of Common Stock, 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise and subject to compliance with Article V of the Company Charter, common stock of the acquiring company having a value equal to two times the Purchase Price. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”

At any time after a the Stock Acquisition Date and prior to the acquisition by such person or group of 50% or more of the “outstanding shares” of Common Stock, the Board may, subject to compliance with Article V of the Company Charter, exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, for Common Stock or Preferred Stock at an exchange ratio of one share of Common Stock, or one ten-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time until the earlier of (A) the Distribution Date or (B) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including the right to vote or to receive dividends in respect of Rights. While the distribution of the Rights generally should not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date, including, without limitation, to change the Final Expiration Date to another date, including an earlier date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement.

A copy of the Rights Agreement has been or will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A or Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

PRESS RELEASE

For information contact:

Jim Storey

Director, Investor Relations & Corporate Communications

704.973.7107

jstorey@horizonlines.com

HORIZON LINES ADOPTS SHAREHOLDER RIGHTS PLAN TO PROTECT

NET OPERATING LOSS CARRYFORWARDS

CHARLOTTE, NC, August 28, 2012 – Horizon Lines, Inc. (OTCQB: HRZL) today announced that its Board of Directors has adopted a shareholder rights plan (the “Rights Plan”) designed to preserve the value of its significant net operating loss carryforwards (“NOLs”) and other related tax assets under Section 382 of the Internal Revenue Code (the “Code”).

The Company’s ability to utilize these tax assets would be substantially limited upon an “ownership change,” which is generally defined in Section 382 of the Code as a more than 50 percentage point increase in stock ownership, during a rolling three-year testing period, by “5% shareholders” (as defined in Section 382 of the Code). The Rights Plan was adopted to reduce the likelihood of this occurring by deterring the acquisition of Company stock, or securities that are exercisable for or convertible into Company stock, by persons or groups that would create such “5% shareholders.” The Company’s estimated NOLs for United States federal income tax purposes as of December 5, 2011 were approximately $117.4 million.

“The Company has a significant asset in its NOLs and the Board took this prudent step to protect this asset,” said Jeffrey A. Brodsky, Chairman of the Board of Directors.

Under the Rights Plan, one right will attach to each share of common stock of Horizon Lines. Pursuant to the Rights Plan, if any person or group (subject to customary exceptions specified in the Rights Plan) acquires “beneficial ownership” (as defined in the Rights Plan) of 4.9% or more of the “outstanding shares” of the Company’s common stock without the Board’s approval, significant dilution in the economic interest and voting power of such person or group would occur. For purposes of calculating percentage ownership under the Rights Plan, “outstanding shares” of the Company’s common stock will include all of the shares of common stock actually issued and outstanding, as well as all of the shares of common stock issuable upon the exercise of all outstanding warrants (whether or not such warrants are currently exercisable). The Rights Plan also provides that a person or group will be deemed to “beneficially own” all of the shares of the Company’s common stock that such person or group would have the right to acquire (including through the acquisition of warrants) if it had been a “U.S. Citizen” (as defined in the Company’s certificate of incorporation). Existing shareholders who currently beneficially own 4.9% or more of the “outstanding shares” of common stock will cause this dilutive event to occur only if they acquire

Horizon Lines Adopts Shareholder Rights Plan to Protect Net Operating Loss Carryforwards	Page 2 of 3

beneficial ownership of additional stock of the Company (including through the acquisition of warrants) in an amount in excess of 0.5% of the “outstanding shares” of common stock. In its discretion, the Board may exempt certain transactions from the provisions of the Rights Plan, including if it determines that the transaction will not jeopardize the deferred tax assets or the transaction will otherwise serve the Company’s best interests. The Rights Plan may be terminated by the Board of Directors of Horizon Lines at any time prior to the rights becoming exercisable.

The rights are not exercisable until a later date and will expire on August 27, 2015, or earlier upon the date that: (1) the Board determines that the plan is no longer needed to preserve the deferred tax assets or is no longer in the best interest of the Company and its stockholders, (2) the Board determines, at the beginning of a specified period, that no tax benefits may be carried forward, or (3) the rights are redeemed or exchanged by the Board pursuant to the Rights Plan. The issuance of the rights is not a taxable event and will not affect the Company’s reported financial condition or results of operations (including earnings per share).

Horizon Lines will file additional information about the terms and conditions of the Rights Plan with the Securities and Exchange Commission.

In connection with the adoption of the Rights Plan, Horizon Lines today announced that its Board of Directors has amended the Company’s bylaws to require any person or group who acquires beneficial ownership of 4.9% or more of the “outstanding shares” of the Company’s common stock, taking into account all of the shares of the Company’s common stock that such person or group would have the right to acquire (including through the exercise of warrants) if it had been a “U.S. Citizen” (as defined in the Company’s certificate of incorporation), to notify the Company of its ownership and provide certain additional information. These amendments are designed to enhance the Company’s ability to monitor beneficial ownership levels under the Rights Plan.

About Horizon Lines

Horizon Lines, Inc. is one of the nation’s leading domestic ocean shipping companies and the only ocean cargo carrier serving all three noncontiguous domestic markets of Alaska, Hawaii and Puerto Rico from the continental United States. The company maintains a fleet of 15 fully Jones Act qualified vessels and operates five port terminals in Alaska, Hawaii and Puerto Rico. A trusted partner for many of the nation’s leading retailers, manufacturers and U.S. government agencies, Horizon Lines provides reliable transportation services that leverage its unique combination of ocean transportation and inland distribution capabilities to deliver goods that are vital to the prosperity of the markets it serves. The company is based in Charlotte, NC, and its stock trades on the over-the-counter market under the symbol HRZL.

Forward Looking Statements

Horizon Lines Adopts Shareholder Rights Plan to Protect Net Operating Loss Carryforwards	Page 3 of 3

The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “will,” “intend,” “expect,” “would,” “could,” “must,” “may,” and similar expressions or phrases identify forward-looking statements.

Factors that may cause expected results or anticipated events or circumstances discussed in this press release to not occur or to differ from expected results include: the difficulty of determining all of the facts relevant to Section 382 of the Code; unreported buying and selling activity by securityholders; unanticipated interpretations of the Code and related regulations; and the adoption of the Rights Plan may not prevent one or more securityholders of the Company from, notwithstanding the dilution to such securityholder’s interests under the Rights Plan, engaging in buying and selling activity that may have an adverse impact on the Company’s tax attributes.

All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. The forward-looking statements included in the press release are made only as of the date they are made and the Company undertakes no obligation to update any such statements, except as otherwise required by applicable law. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on April 10, 2012, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.

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